UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 7, 2017

Exponent, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18655	77-0218904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

149 Commonwealth Drive, Menlo Park, CA 94025
(Address of Principal Executive Offices) (Zip Code)

(650) 326-9400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [    ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [    ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2017, Exponent, Inc. announced that its Board of Directors intends to appoint Dr. Catherine Ford Corrigan, 49, currently Exponent’s President, as its Chief Executive Officer and President at its Board meeting following the annual shareholder meeting on May 31, 2018.  Exponent’s current Chief Executive Officer, Dr. Paul R. Johnston, 64, is expected to become Chairman of the Board of Directors at that time.  In addition, to assist in the transition, he will continue in an executive role on a half-time basis for twelve months.  Michael R. Gaulke, currently Exponent’s Chairman of the Board of Directors, will not stand for re-election at the annual shareholder meeting on May 31, 2018.  Mr. Gaulke’s decision not to stand for re-election is not based on a disagreement with the Company.  Exponent’s Board of Directors intends to appoint Dr. John B. Shoven, 70, as Lead Independent Director following the annual shareholder meeting on May 31, 2018.  A copy of the press release announcing the executive transition plan is attached hereto as Exhibit 99.1 and incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

99.1        Press release dated December 7, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exponent, Inc.

Date: December 7, 2017	By:	/s/ Richard L. Schlenker
Richard L. Schlenker
Executive Vice President, Chief Financial Officer, and Corporate Secretary